Exhibit 5

BASS, BERRY & SIMS PLC Attorneys at Law PROFESSIONAL LIMITED LIABILITY COMPANY 315 Deaderick Street, Suite 2700 Nashville, Tennessee 37238-3001 (615) 742-6200

August 19, 2009

First Pulaski National Corporation
206 South First Street
Pulaski, Tennessee 38478

          Re: Registration Statement on Form S-3

Ladies and Gentlemen:

          We have acted as your counsel in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed by you with the Securities and Exchange Commission on August 19, 2009, covering 165,000 shares of Common Stock, $1.00 par value per share (the "Common Stock"), of First Pulaski National Corporation, a Tennessee corporation (the "Company"), to be offered by the Company pursuant to the terms of the Company's Dividend Reinvestment Plan (the "Plan").

          In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

          Based on the foregoing and such other matters as we have deemed relevant, we are of the opinion that the shares of Common Stock to be offered by the Company, when and as described in the Registration Statement (after the Registration Statement is declared effective) and pursuant to and in accordance with the Plan, will be validly issued, fully paid and nonassessable.

          We hereby consent to the reference to our law firm in the Registration Statement under the caption "Legal Opinion" and to the use of this opinion as an exhibit to the Registration Statement.

                                                                                        Very truly yours,

                                                                                         /s/ Bass, Berry & Sims PLC